EXHIBIT 4.1


                             STOCK OPTION AGREEMENT

                  AGREEMENT dated as of the 14 day of September, 1998, by and between Individual Investor Group, Inc., a Delaware corporation ("Company"), and Brette Popper ("Employee").

                  WHEREAS, the Company and Employee have entered into an Employment Agreement dated September 11, 1998 pursuant to which Employee will be employed by the Company ("Employment Agreement");

                  WHEREAS, on September 14, 1998 ("Grant Date"), the Stock Option Committee of the Board of Directors of the Company authorized the grant to the Employee of an option ("Option") to purchase an aggregate of 250,000 shares of the authorized but unissued Common Stock of the Company, $.01 par value ("Common Stock"), conditioned upon the Employee's acceptance thereof upon the terms and conditions set forth in this Agreement and the terms of the Employment Agreement; and

                  WHEREAS, the Employee desires to acquire the Option on the terms and conditions set forth in this Agreement;

                  IT IS AGREED:

                  1. Grant of Stock Option. The Company hereby grants the Employee the Option to purchase all or any part of an aggregate of 250,000 shares of Common Stock ("Option Shares") on the terms and conditions set forth herein and subject to the provisions of the Employment Agreement.

                  2. Non-Incentive Stock Option. The Option represented hereby is not intended to be an Option which qualifies as an "Incentive Stock Option" under Section 422 of the Internal Revenue Code of 1986, as amended.

                  3. Exercise Price. The exercise price of the Option is $1.1875 per share, subject to adjustment as hereinafter provided.

                  4. Exercisability. This Option is exercisable, subject to the terms and conditions of this Agreement, as follows: (i) the right to purchase 62,500 of the Option Shares shall be exercisable on or after September 14, 1999,
(ii) the right to purchase an additional 62,500 of the Option Shares shall be exercisable on and after September 14, 2000 (iii) the right to purchase an additional 62,500 of the Option Shares shall be exercisable on and after September 14, 2001 and (iv) the right to purchase an additional 62,500 of the Option Shares shall be exercisable on or after September 14, 2002. After a portion of the Option becomes exercisable, it shall remain exercisable, except as otherwise provided herein, until the close of business on September 14, 2008 ("Exercise Period").

                  5.       Effect of Termination of Employment.

                           5.1.     Termination Due to Death.  If Employee's
employment by the Company terminates by reason of death, the portion of the Option, if any, that was exercisable as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Employee under the will of the Employee, for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of death shall immediately terminate upon death.

                           5.2.     Termination Due to Disability.  If
Employee's employment by the Company terminates by reason of Disability (as such term is defined in the Employment Agreement), the portion of the Option, if any, that was exercisable as of the date of termination of employment may thereafter be exercised by the Employee for a period of one year from the date of the termination of employment or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of the termination of employment shall immediately terminate upon the termination of employment.

                           5.3.     Other Termination.

                                   5.3.1. If Employee's employment is terminated
by the Company for cause (as defined in Section 9(a) of the Employment Agreement), this Option, whether or not exercisable, shall immediately expire.

                                   5.3.2.  If Employee's employment is
terminated by the Company without cause (as defined in Section 9(a) of the Employment Agreement), the portion of the Option, if any, that was exercisable as of the date of termination of employment may thereafter be exercised by the Employee for a period of one year from the date of the termination of employment or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of the termination of employment shall immediately terminate upon the termination of employment.

                                   5.3.3.  If Employee terminates her employment
with the Company, this Option, whether or not exercisable, shall immediately expire.

                  6. Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Employee for Federal income tax purposes with respect to the Option, the Employee shall notify the Company of the amount and, to the extent required, pay to the Com pany, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee from the Company.

                  7. Adjustments. In the event of any recapitalization, dividend (other than cash dividend), stock split, reverse stock split, or other change in capital structure of the Company affecting the number of issued shares of Common Stock, the Company shall proportionally adjust the number and kind of Option Shares and the exercise price of the Option in order to prevent the dilution or enlargement of the Employee's proportionate interest in the Company and Employee's rights hereunder immediately prior to the reorganization, recapitalization, consolidation, dividend, stock split, reverse stock split or other change, provided that the number of Option Shares shall always be a whole number.

                  8. Acceleration of Vesting on Change of Control. Notwithstanding the provisions of Sections 4, in the event of a "change of control" (as defined below) while the Employee is employed by the Company, the vesting of this Option shall accelerate and all the Option Shares shall be purchasable by Employee simultaneous with such change of control. For the purposes of this Agreement, a change of control shall mean (i) the acquisition by any "person" (as defined in Section 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than a stockholder of the Company that, as of the date of this Agreement, is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 10% or more of the outstanding voting securities of the Company, of more than 50% of the combined voting power of the then outstanding voting securities of the Company or (ii) the sale by the Company of all, or substantially all, of the assets of the Company to one or more purchasers, in one or a series of related transactions, where the transaction or transactions require approval pursuant to Delaware law by the stockholders of the Company.

                  9.       Method of Exercise.

                           9.1.     Notice to the Company.  The Option shall be
exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

                           9.2.     Delivery of Option Shares.  The Company
shall deliver a certificate for the Option Shares to the Employee as soon as practicable after payment therefor.

                           9.3.     Payment of Purchase Price.  The Employee
shall make payments by wire transfer, certified or bank check, in each case payable to the order of the Company. Alternatively, the Employee may make arrangements satisfactory to the Company with a bank or a broker who is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of the Option Shares being purchased so that the net proceeds of the sale transaction will at least equal the Exercise Price multiplied by the number of Option Shares being purchased pursuant to such exercise, plus the amount of any applicable withholding taxes and pursuant to which the bank or broker undertakes to deliver the full Exercise Price multiplied by the number of Option Shares being purchased pursuant to such exercise, plus the amount of any applicable withholding taxes to the Company on a date satisfactory to the Company, but no later than the date on which the sale transaction would settle in the ordinary course of business.

                  10. Nonassignability. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Employee. No transfer of the Option by the Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

                  11. Company Representations. The Company hereby represents and warrants to the Employee that:

                           (a) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

                           (b) the Option Shares, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

                  12. Employee Representations. The Employee hereby represents and warrants to the Company that:

                           (a) she is acquiring the Option and shall acquire the Option Shares for her own account and not with a view towards the distribution thereof;

                           (b) she has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

                           (c) she understands that she must bear the economic risk of the investment in the Option Shares, which cannot be sold by her unless they are registered under the Securities Act of 1933 ("1933 Act") or an exemption therefrom is available thereunder;

                           (d) she has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (b) above;

                           (e) she is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

                           (i) The certificates evidencing the Option Shares may bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of September 14, 1998, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."


                  13. Restriction on Transfer of Option and Option Shares. Anything in this Agreement to the contrary notwithstanding and in addition to the provisions of Section 10 of this Agreement, the Employee hereby agrees that she shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by her without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Employee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

                  14. Registration Right. The Company agrees to file a registration statement ("Registration Statement") on Form S-8 (or successor form) to register the Option Shares for issuance to Employee on or prior to the date the Option or any portion thereof first becomes exercisable. The Company will bear all expenses and pay all fees incurred in connection with the filing and modification or amendment of the Registration Statement, exclusive of underwriting discounts, and commissions payable in respect of the sale of the Common Stock and any counsel for the Employee. Moreover, if the Company fails to comply with the provisions of this Section 14, the Company shall, in addition to any other equitable or other relief available to the Employee, be liable for any and all incidental, special and consequential damages and damages due to loss of profits sustained by the Employee.

                  15.      Miscellaneous.

                           15.1.    Notices.  Any notices or other
communications required or permitted hereunder shall be in writing and shall be deemed given upon delivery if delivered in person or by overnight courier (e.g. Federal Express), or on the third business day following deposit in the United States mail, if sent by registered or certified mail, return receipt requested, addressed to the address of the party to receive notice set forth herein, or to such this address as a party shall designate by notice in writing given to the this party in accordance with the terms hereof, except that notices regarding changes in address shall be effective only upon receipt.

                           15.2.    Stockholder Rights.  The Employee shall not
have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option. Nothing contained in this Agreement shall be deemed to confer upon Employee any right to continued employment with the Company or any subsidiary thereof, nor shall it interfere in any way with the right of the Company to terminate Employee in accordance with the provisions regarding such termination set forth in Employee's Employment Agreement with the Company, or if there exists no such agreement, to terminate Employee at will.

                           15.3.    Waiver.  The waiver by any party hereto of a
breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

                           15.4.    Entire Agreement.  This Agreement and the
Employment Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the party to be charged.

                           15.5.    Binding Effect; Successors.  This Agreement
shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

                           15.6.    Governing Law.  This Agreement shall be
governed by and construed in accordance with the Internal laws of the State of New York without regard to principles of conflicts of law.

                           15.7.    Headings.  The headings contained herein are
for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.


                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


INDIVIDUAL INVESTOR GROUP, INC.              Address:

                                             1633 Broadway, 38th Floor
                                             New York, New York 10019

By:  /s/ Jonathan L. Steinberg
---------------------------------
    Jonathan L. Steinberg
    Chairman and Chief Executive Officer

EMPLOYEE:                                    Address:

                                             522 West End Avenue
                                             Apartment 15A
                                             New York, New York 10024
  /s/ Brette Popper
---------------------
Brette Popper

                                                                     EXHIBIT A

                      FORM OF NOTICE OF EXERCISE OF OPTION


------------------------------
           DATE

Individual Investor Group, Inc.
1633 Broadway, 38th Floor
New York, New York  10019

Attention: Board of Directors

                           Re:      Purchase of Option Shares

Gentlemen:

                  In accordance with my Stock Option Agreement dated as of September 14, 1998 ("Agreement") with Individual Investor Group, Inc. ("Company"), I hereby irrevocably elect to exercise the right to purchase _________ shares of the Company's common stock, par value $.01 per share ("Common Stock"), which are being purchased for investment and not for resale.

                  As payment for my shares, enclosed is (check and complete applicable box[es]):

                  |_| a [personal check] [certified check] [bank check] payable to the order of "Individual Investor Group, Inc." in the sum of $_________; and/or

                  |_| confirmation of wire transfer in the amount of $_____________.

                  I hereby represent, warrant to, and agree with, the Company that:

                           (i) I have acquired the Option and shall acquire the Option Shares for my own account and not with a view towards the distribution thereof;

                           (ii) I have received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

                           (iii) I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 ("1933 Act") or an exemption therefrom is available thereunder;

                           (iv) I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

                           (v) I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein;

                           (vi) my rights with respect to the Option Shares shall, in all respects, be subject to the terms and conditions of this Agreement and the Employment Agreement; and

                           (vii) the certificates evidencing the Option Shares may bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of September 14, 1998, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

                  Kindly forward to me my certificate at your earliest convenience.

Very truly yours,


----------------------------------------     ----------------------------------
(Signature)                                  (Address)

----------------------------------------     ----------------------------------
(Print Name)                                 (Address)

                                             ----------------------------------
                                             (Social Security Number)

                                                            1